ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20100266057-29 Filing Date and Time 04/23/2010 8:37 AM Entity Number E0188802010-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Income Now Consulting
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: EastBiz.com, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000 preferred / 100,000,000 Common; Par value per share: $ 0.0001 / 0.0001; Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Issam Abud (Name) Shechona Tzfonit 5 (Street Address), Fureidis, Isreal (City), State: , 3898 (Zip Code) 2) Sabrien Mari (Name) #701 - 2 Street (Street Address), Fureidis, Isreal (City), State: , 3898 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Claire Reid (Name) X [signature] (Incorporator Signature) 5348 Vegas Drive (Address), Las Vegas (City), NV (State), 89108 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 04/22/2010

This form must be accompanied by appropriate fees.